Exhibit 99.1

FOR IMMEDIATE RELEASE

INVESTOR CONTACT:	MEDIA CONTACT:
Ken Gosnell	Thomas Hushen
(856) 342-6081	(856) 342-5227
ken_gosnell@campbellsoup.com	thomas_hushen@campbellsoup.com

CAMPBELL REPORTS FOURTH-QUARTER AND FULL-YEAR RESULTS

•	Fourth-Quarter Loss Per Share from Continuing Operations of $0.02

•	Fourth-Quarter Net Sales and Organic Sales from Continuing Operations Increased 2 Percent

•	Campbell International Reported as Discontinued Operations

•	Fourth-Quarter Results Comprising Continuing Operations and Campbell International (as Previously Guided) were: Net Sales of $2.024 Billion; Adjusted Earnings Per Share (EPS) of $0.50

•	Campbell Provides Fiscal 2020 Guidance for Continuing Operations

CAMDEN, N.J., Aug. 30, 2019—Campbell Soup Company (NYSE:CPB) today reported its fourth-quarter and full-year results for fiscal 2019.

CEO Perspective
Mark Clouse, Campbell’s President and CEO, stated, “Our strong fourth-quarter results culminated a year of steady, positive performance for Campbell. We delivered consistent results and met or exceeded expectations for four consecutive quarters this year. We made significant progress against our 2019 strategic initiatives, namely: improving our in-market performance; overdelivering our cost savings programs; strengthening our relationships with key retailers; focusing the portfolio on our two core businesses in North America; and, completing the divestiture of Campbell Fresh and announcing the divestiture of Campbell International. We have created a solid foundation to build upon in fiscal 2020.”

Presentation of Results
On July 12, 2019, the company announced that it entered into an agreement to sell the Kelsen Group and on August 2, 2019, that it entered into an agreement to sell Arnott’s and certain of Campbell’s International operations. These transactions are expected to close in the first half of fiscal 2020. This portfolio of businesses referred to as Campbell International, which was previously included in the Global Biscuits and Snacks segment, is now reported as discontinued operations along with Campbell Fresh. Effective as of the fourth quarter of fiscal 2019, Campbell is reporting operating results in two segments: Meals & Beverages; and Snacks. A detailed description of the segments is included at the end of this news release.

The following table is a summary of the fourth-quarter and full-year results for sales, earnings before interest and taxes (EBIT) and EPS from continuing operations and EPS for total company. For ease of comparison to the company’s most recent fiscal 2019 sales and earnings guidance, the company has also provided results for sales, EBIT and EPS from continuing operations and the results of Campbell International that this quarter the company is referring to as Combined Results. Total Company Results listed below include continuing and discontinued operations. Prior-year results have been adjusted to conform to the current-year presentation. A detailed reconciliation of the reported (GAAP) financial information to the non-GAAP information is included at the end of this news release.

	Three Months Ended			Twelve Months Ended
($ in millions, except per share)	Jul. 28, 2019	Jul. 29, 2018	% Change	Jul. 28, 2019	Jul. 29, 2018	% Change
Continuing Operations
Net Sales as Reported (GAAP)	$1,780	$1,745	2%	$8,107	$6,615	23%
Organic			2%			—%

EBIT as Reported (GAAP)	$83	$252	(67)%	$979	$1,010	(3)%
Adjusted EBIT	$252	$250	1%	$1,266	$1,252	1%

Diluted Earnings Per Share:
As Reported (GAAP)	($0.02)	$0.42	n/m	$1.57	$2.40	(35)%
Adjusted EPS	$0.42	$0.37	14%	$2.30	$2.51	(8)%

Combined Results (Continuing Operations and Campbell International)
Combined Net Sales	$2,024	$1,992	2%	$9,153	$7,735	18%

Adjusted Combined EBIT	$288	$282	2%	$1,422	$1,433	(1)%

Adjusted Combined Diluted EPS	$0.50	$0.44	14%	$2.63	$2.90	(9)%

Total Company Results
Diluted Net Earnings Per Share:
As Reported (GAAP)	($0.03)	$0.31	n/m	$0.70	$0.86	(19)%
Adjusted Net EPS	$0.49	$0.25	96%	$2.62	$2.87	(9)%
n/m - not meaningful

Fourth-Quarter Results from Continuing Operations
Sales increased 2 percent to $1.8 billion driven by gains in Snacks, as well as Meals & Beverages.

Gross margin increased from 31.4 percent to 34.0 percent. Excluding items impacting comparability, adjusted gross margin increased 0.6 percentage points to 33.7 percent. The increase in adjusted gross margin was driven primarily by supply chain productivity improvements, the benefits from cost savings initiatives and the favorable impact from lapping costs associated with the July 2018 voluntary recall of Flavor Blasted Goldfish crackers, partly offset by cost inflation.

Marketing and selling expenses increased 10 percent to $195 million driven primarily by increased marketing investment on Snacks and higher incentive compensation, partly offset by benefits of cost savings initiatives. Administrative expenses increased 4 percent to $166 million. Excluding items impacting comparability, adjusted administrative expenses increased 5 percent to $139 million primarily due to higher incentive compensation expense, partly offset by the benefits from cost savings initiatives.

Other expenses were $128 million as compared to income of $66 million in the prior year. Excluding items impacting comparability, other income increased from $3 million in the prior year to $10 million.

As reported EBIT was $83 million. Excluding items impacting comparability, adjusted EBIT increased 1 percent to $252 million as sales gains and gross margin improvement were partly offset by higher marketing and selling expenses.

Net interest expense was $84 million compared to $89 million in the prior year. Tax expense decreased from $37 million in the prior year to $4 million. Excluding items impacting comparability, the adjusted tax rate decreased 4.2 percentage points from 29.8 percent to 25.6 percent reflecting a lower U.S. federal tax rate.

The company reported a loss from continuing operations of $0.02 per share. Excluding items impacting comparability, adjusted EPS from continuing operations increased 14 percent to $0.42 per share primarily reflecting a lower adjusted tax rate.

Full-Year Results from Continuing Operations
Sales increased 23 percent to $8.1 billion reflecting the benefit from the acquisitions of Snyder’s-Lance and Pacific Foods. Organic sales were comparable to the prior year.

As reported EBIT decreased 3 percent to $979 million. Excluding items impacting comparability, adjusted EBIT increased 1 percent to $1.266 billion reflecting incremental earnings from the acquisitions mostly offset by declines in the base business.

The company reported EPS from continuing operations of $1.57 per share. Excluding items impacting comparability, adjusted EPS from continuing operations decreased 8 percent to $2.30 per share reflecting higher adjusted net interest expense, partly offset by a lower adjusted tax rate.

Cash Flow Results
Cash flow from operations increased to $1.4 billion from $1.3 billion a year ago due primarily to significant improvements from the company’s working capital management efforts. In line with the company’s commitment to returning value to shareholders, the company paid $423 million of cash dividends in fiscal 2019 reflecting the quarterly dividend rate of $0.35 per share.

Fiscal 2020 Guidance for Continuing Operations
As shown in the table below, the company expects net sales to grow by 1 to 3 percent, adjusted EBIT to grow by 2 to 4 percent and adjusted EPS to grow by 9 to 11 percent. Fiscal 2020 comprises 53 weeks, one additional week compared to fiscal 2019. The benefit of the 53rd week is included in the fiscal 2020 guidance and is estimated to be worth 2 points of net sales, adjusted EBIT and adjusted EPS. Expected net proceeds of approximately $3 billion from the divestitures of Campbell Fresh and Campbell International are being used to reduce debt. This guidance takes into account the impact of the paydown on the company’s interest expense in fiscal 2020.

Continuing Operations	2019 Results	2020 Guidance
($ in millions, except per share)
Net Sales	$8,107	+1 to +3%

Adjusted EBIT	$1,266*	+2 to +4%

Adjusted EPS	$2.30*	+9 to +11% $2.50 to $2.55

* Adjusted - refer to the detailed reconciliation of the reported (GAAP) financial information to the adjusted financial information at the end of this news release.
Note: A non-GAAP reconciliation is not provided for 2020 guidance as certain amounts are not estimable, such as pension and postretirement mark-to-market adjustments, and these items are not considered to reflect the company's ongoing business results.

Cost Savings Program from Continuing Operations
In the fourth quarter of fiscal 2019, Campbell achieved $45 million in savings under its multi-year cost savings program, inclusive of Snyder’s-Lance synergies, bringing total program-to-date savings to $560 million. Total fiscal 2019 savings of $165 million were ahead of expectations, helping to offset other cost pressures. As previously announced, Campbell is targeting cumulative annualized savings of $850 million by the end of fiscal 2022.

Segment Operating Review
An analysis of net sales and operating earnings by reportable segment follows:

	Three Months Ended Jul. 28, 2019
	($ in millions)
	Meals & Beverages	Snacks	Total
Net Sales, as Reported	$813	$967	$1,780

Volume and Mix	—%	3%	1%
Price and Sales Allowances	1%	1%	1%
Promotional Spending	—%	—%	—%
Organic Net Sales	1%	4%	2%
Currency	—%	—%	—%
% Change vs. Prior Year	—%*	3%*	2%

Segment Operating Earnings	$151	$133
% Change vs. Prior Year	(3)%	2%
* Numbers do not add due to rounding.
Note: A detailed reconciliation of the reported (GAAP) net sales to organic net sales is included at the end of this news release.

	Twelve Months Ended Jul. 28, 2019
	($ in millions)
	Meals & Beverages	Snacks	Total
Net Sales, as Reported	$4,322	$3,784	$8,107**

Volume and Mix	(1)%	3%	—%
Price and Sales Allowances	—%	—%	—%
Promotional Spending	(1)%	1%	—%
Organic Net Sales	(2)%	3%*	—%
Currency	—%	—%	—%
Acquisitions	2%	61%	23%
% Change vs. Prior Year	—%	64%	23%

Segment Operating Earnings	$903	$514
% Change vs. Prior Year	(9)%	34%
* Numbers do not add due to rounding.
** Includes Corporate
Note: A detailed reconciliation of the reported (GAAP) net sales to organic net sales is included at the end of this news release.

Meals & Beverages
Sales in the quarter of $813 million were comparable to the prior year. Organic sales increased 1 percent reflecting solid performance in U.S. soup, Prego pasta sauces and Pace Mexican sauces, partly offset by declines in V8 beverages. Sales of U.S. soup increased 3 percent as gains in ready-to-serve and condensed soups were offset by declines in broth.

Segment operating earnings in the quarter decreased 3 percent to $151 million. The decrease was driven primarily by cost inflation and higher incentive compensation expense, partly offset by supply chain productivity gains, the benefits of cost savings initiatives and the benefit of recent pricing actions.

Snacks
Sales in the quarter increased 3 percent to $967 million. Organic sales increased 4 percent. This performance reflects continued momentum in Pepperidge Farm bakery products, Kettle Brand potato chips, Snack Factory Pretzel Crisps, and Late July snacks, as well as gains in Goldfish crackers, as the company laps the negative impact of the voluntary recall in July 2018.

Segment operating earnings in the quarter increased 2 percent to $133 million. The increase was driven primarily by sales gains and the benefit of cost savings initiatives, including supply chain productivity programs, partly offset by cost inflation, increased marketing spending and higher incentive compensation.

Corporate
Corporate in the fourth quarter of fiscal 2019 included pension and postretirement mark-to-market losses of $122 million, charges related to cost savings initiatives of $22 million, and a non-cash impairment charge of $16 million related to the European chips business. Corporate in the fourth quarter of fiscal 2018 included pension and postretirement mark-to-market gains of $117 million, non-cash impairment charges of $54 million related to the Plum trademark, charges related to cost savings initiatives of $46 million, and transaction and integration costs of $11 million related to the acquisition of Snyder’s-Lance.

Discontinued Operations
The results for Campbell Fresh and Campbell International are reported as discontinued operations. The company completed the divestiture of the Campbell Fresh segment on June 16, 2019. As stated above, the company expects to close the Campbell International transactions in the first half of fiscal 2020. The company reported a loss from discontinued operations for fiscal 2019 of $0.87 per share compared to a loss of $1.53 per share in the prior year. Excluding items impacting comparability, the adjusted earnings from discontinued operations were $0.31 per share compared to $0.36 per share in the prior year.

Conference Call and Webcast
Campbell will host a conference call to discuss these results today at 8:30 a.m. EDT. To join, dial +1 (703) 639-1316. The access code is 8096629. Access to a live webcast of the call with accompanying slides, as well as a replay of the call, will be available at investor.campbellsoupcompany.com. A recording of the call will also be available until midnight on Sep. 13, 2019, at +1 (404) 537-3406. The access code for the replay is 8096629.

Reportable Segments
Campbell Soup Company earnings results are reported as follows:

Meals & Beverages includes the retail and food service businesses in the U.S. and Canada. The segment includes the following products: Campbell’s condensed and ready-to-serve soups; Swanson broth and stocks; Pacific Foods broth, soups, non-dairy beverages and other simple meals; Prego pasta sauces; Pace Mexican sauces; Campbell’s gravies, pasta, beans and dinner sauces; Swanson canned poultry; Plum baby food and snacks; V8 juices and beverages; and, Campbell’s tomato juice. The segment also includes the simple meals and shelf-stable beverages business in Latin America. Beginning in the third quarter of fiscal 2019, the segment also includes a portion of the U.S. refrigerated soup business that was previously managed as part of the now divested Campbell Fresh segment. Prior-period segment results have been adjusted retroactively to reflect this change.

Snacks consists of Campbell's snacking portfolio in U.S. retail which includes the following products: Pepperidge Farm cookies including Milano and Farmhouse; Goldfish crackers; Pepperidge Farm fresh bakery and frozen products; Snyder’s of Hanover pretzels; Lance sandwich crackers; Cape Cod and Kettle Brand potato chips; Late July snacks; Snack Factory Pretzel Crisps; Pop Secret popcorn; Emerald nuts; and, other snacking products. The segment also includes Campbell’s European chips business.

About Campbell Soup Company
Campbell (NYSE:CPB) is driven and inspired by our Purpose, “Real food that matters for life's moments.” For generations, people have trusted Campbell to provide authentic, flavorful and affordable snacks, soups and simple meals, and beverages. Founded in 1869, Campbell has a heritage of giving back and acting as a good steward of the planet's natural resources. The company is a member of the Standard and Poor's 500 and the Dow Jones Sustainability Indexes. For more information, visit www.campbellsoupcompany.com or follow company news on Twitter via @CampbellSoupCo.

Forward-Looking Statements
This release contains “forward-looking statements” that reflect the company’s current expectations about the impact of its future plans and performance on the company’s business or financial results. These forward-looking statements, including any statements made regarding sales, EBIT and EPS guidance, rely on a number of assumptions and estimates that could be inaccurate and which are subject to risks and uncertainties. The factors that could cause the company’s actual results to vary materially from those anticipated or expressed in any forward-looking statement include: (1) the company’s ability to execute on and realize the expected benefits from its strategy, including growing sales in snacks and maintaining its market share position in soup; (2) the impact of strong competitive responses to the company’s efforts to leverage its brand power with product innovation, promotional programs and new advertising; (3) the risks associated with trade and consumer acceptance of product improvements, shelving initiatives, new products and pricing and promotional strategies; (4) the company’s ability to complete and to realize the projected benefits of planned divestitures and other business portfolio changes; (5) the company’s indebtedness and ability to pay such indebtedness; (6) the ability to realize projected cost savings and benefits from cost savings initiatives and the integration of recent acquisitions; (7) disruptions to the company’s supply chain, including fluctuations in the supply of and inflation in energy and raw and packaging materials cost; (8) the company’s ability to manage changes to its organizational structure and/or business processes, including selling, distribution, manufacturing and information management systems or processes; (9) changes in consumer demand for the company’s products and favorable perception of the company’s brands; (10) changing inventory management practices by certain of the company’s key customers; (11) a changing customer landscape, with value and e-commerce retailers expanding their market presence, while certain of the company’s key customers maintain significance to the company’s business; (12) product quality and safety issues, including recalls and product liabilities; (13) the costs, disruption and diversion of management’s attention associated with activist investors; (14) the uncertainties of litigation and regulatory actions against the company; (15) the possible disruption to the independent contractor distribution models used by certain of the company’s businesses, including as a result of litigation or regulatory actions affecting their independent contractor classification; (16) a material failure in or breach of the company’s information technology systems; (17) impairment to goodwill or other intangible assets; (18) the company’s ability to protect its intellectual property rights; (19) increased liabilities and costs related to the company’s defined benefit pension plans; (20) the company’s ability to attract and retain key talent; (21) changes in currency exchange rates, tax rates, interest rates, debt and equity markets, inflation rates, economic conditions, law, regulation and other external factors; (22) unforeseen business disruptions in one or more of the company’s markets due to political instability, civil disobedience, terrorism, armed hostilities, extreme weather conditions, natural disasters or other calamities; and (23) other factors described in the company’s most recent Form 10-K and subsequent Securities and Exchange Commission filings. The company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.
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CAMPBELL SOUP COMPANY
CONSOLIDATED STATEMENTS OF EARNINGS (unaudited)
(millions, except per share amounts)

	Three Months Ended
	July 28, 2019	July 29, 2018
Net sales	$1,780	$1,745
Costs and expenses
Cost of products sold	1,174	1,197
Marketing and selling expenses	195	178
Administrative expenses	166	159
Research and development expenses	25	21
Other expenses / (income)	128	(66)
Restructuring charges	9	4
Total costs and expenses	1,697	1,493
Earnings before interest and taxes	83	252
Interest, net	84	89
Earnings (loss) before taxes	(1)	163
Taxes on earnings	4	37
Earnings (loss) from continuing operations	(5)	126
Loss from discontinued operations	(3)	(32)
Net earnings (loss)	(8)	94
Net loss attributable to noncontrolling interests	—	—
Net earnings (loss) attributable to Campbell Soup Company	$(8)	$94
Per share - basic
Earnings (loss) from continuing operations attributable to Campbell Soup Company	$(.02)	$.42
Loss from discontinued operations	(.01)	(.11)
Net earnings (loss) attributable to Campbell Soup Company	$(.03)	$.31
Dividends	$.35	$.35
Weighted average shares outstanding - basic	301	301
Earnings per share - assuming dilution
From continuing operations attributable to Campbell Soup Company	$(.02)	$.42
From discontinued operations	(.01)	(.11)
Net attributable to Campbell Soup Company	$(.03)	$.31
Weighted average shares outstanding - assuming dilution	301	302

CAMPBELL SOUP COMPANY
CONSOLIDATED STATEMENTS OF EARNINGS
(millions, except per share amounts)

	Twelve Months Ended
	July 28, 2019	July 29, 2018
Net sales	$8,107	$6,615
Costs and expenses
Cost of products sold	5,414	4,241
Marketing and selling expenses	842	728
Administrative expenses	610	563
Research and development expenses	91	91
Other expenses / (income)	140	(73)
Restructuring charges	31	55
Total costs and expenses	7,128	5,605
Earnings before interest and taxes	979	1,010
Interest, net	354	180
Earnings before taxes	625	830
Taxes on earnings	151	106
Earnings from continuing operations	474	724
Loss from discontinued operations	(263)	(463)
Net earnings	211	261
Net loss attributable to noncontrolling interests	—	—
Net earnings attributable to Campbell Soup Company	$211	$261
Per share - basic
Earnings from continuing operations attributable to Campbell Soup Company	$1.57	$2.41
Loss from discontinued operations	(.87)	(1.54)
Net earnings attributable to Campbell Soup Company	$.70	$.87
Dividends	$1.40	$1.40
Weighted average shares outstanding - basic	301	301
Per share - assuming dilution
Earnings from continuing operations attributable to Campbell Soup Company	$1.57	$2.40
Loss from discontinued operations	(.87)	(1.53)
Net earnings attributable to Campbell Soup Company*	$.70	$.86
Weighted average shares outstanding - assuming dilution	302	302
*The sum of the individual per share amounts may not add due to rounding.

CAMPBELL SOUP COMPANY
CONSOLIDATED SUPPLEMENTAL SCHEDULE OF SALES AND EARNINGS (unaudited)
(millions, except per share amounts)

	Three Months Ended
	July 28, 2019	July 29, 2018	Percent Change
Sales
Contributions:
Meals & Beverages	$813	$809	—%
Snacks	967	936	3%
Total sales	$1,780	$1,745	2%
Earnings
Contributions:
Meals & Beverages	$151	$156	(3)%
Snacks	133	131	2%
Total operating earnings	284	287	(1)%
Corporate	(192)	(31)
Restructuring charges	(9)	(4)
Earnings before interest and taxes	83	252	(67)%
Interest, net	84	89
Taxes on earnings	4	37
Earnings (loss) from continuing operations	(5)	126
Loss from discontinued operations	(3)	(32)
Net earnings (loss)	(8)	94	n/m
Net loss attributable to noncontrolling interests	—	—
Net earnings (loss) attributable to Campbell Soup Company	$(8)	$94	n/m
Earnings per share - assuming dilution
From continuing operations attributable to Campbell Soup Company	$(.02)	$.42
From discontinued operations	(.01)	(.11)
Net attributable to Campbell Soup Company	$(.03)	$.31	n/m
n/m - not meaningful

Beginning in fiscal 2019, the business in Latin America is managed as part of the Meals & Beverages segment. In fiscal 2018, the business in Latin America was managed as part of the Global Biscuits and Snacks segment.

On June 16, 2019, the company sold its Bolthouse Farms business. In the third quarter of fiscal 2019, the company also sold its refrigerated soup plant and its Garden Fresh Gourmet business. Beginning in the third quarter of fiscal 2019, the results of these businesses were reported as discontinued operations. The businesses were historically included in the Campbell Fresh segment. A portion of the U.S. refrigerated soup business was retained and is now reported in Meals & Beverages.

On July 12, 2019, the company announced it had signed a definitive agreement for the sale of the Kelsen Group; and on August 2, 2019, the company announced it had signed a definitive agreement for the sale of Arnott's and certain of its international operations. Beginning in the fourth quarter of fiscal 2019, the results of these businesses were reported as discontinued operations. The businesses were historically included in the Global Biscuits and Snacks segment. Prior periods have been adjusted retrospectively to reflect these changes.

CAMPBELL SOUP COMPANY
CONSOLIDATED SUPPLEMENTAL SCHEDULE OF SALES AND EARNINGS
(millions, except per share amounts)

	Twelve Months Ended
	July 28, 2019	July 29, 2018	Percent Change
Sales
Contributions:
Meals & Beverages	$4,322	$4,305	—%
Snacks	3,784	2,307	64%
Corporate	1	3	n/m
Total sales	$8,107	$6,615	23%
Earnings
Contributions:
Meals & Beverages	$903	$988	(9)%
Snacks	514	383	34%
Total operating earnings	1,417	1,371	3%
Corporate	(407)	(306)
Restructuring charges	(31)	(55)
Earnings before interest and taxes	979	1,010	(3)%
Interest, net	354	180
Taxes on earnings	151	106
Earnings from continuing operations	474	724
Loss from discontinued operations	(263)	(463)
Net earnings	211	261	(19)%
Net loss attributable to noncontrolling interests	—	—
Net earnings attributable to Campbell Soup Company	$211	$261	(19)%
Per share - assuming dilution
Earnings from continuing operations attributable to Campbell Soup Company	$1.57	$2.40
Loss from discontinued operations	(.87)	(1.53)
Net earnings attributable to Campbell Soup Company*	$.70	$.86	(19)%
*The sum of the individual per share amounts may not add due to rounding.
n/m - not meaningful

Beginning in fiscal 2019, the business in Latin America is managed as part of the Meals & Beverages segment. In fiscal 2018, the business in Latin America was managed as part of the Global Biscuits and Snacks segment.

On June 16, 2019, the company sold its Bolthouse Farms business. In the third quarter of fiscal 2019, the company also sold its refrigerated soup plant and its Garden Fresh Gourmet business. Beginning in the third quarter of fiscal 2019, the results of these businesses were reported as discontinued operations. The businesses were historically included in the Campbell Fresh segment. A portion of the U.S. refrigerated soup business was retained and is now reported in Meals & Beverages.

On July 12, 2019, the company announced it had signed a definitive agreement for the sale of the Kelsen Group; and on August 2, 2019, the company announced it had signed a definitive agreement for the sale of Arnott's and certain of its international operations. Beginning in the fourth quarter of fiscal 2019, the results of these businesses were reported as discontinued operations. The businesses were historically included in the Global Biscuits and Snacks segment. Prior periods have been adjusted retrospectively to reflect these changes.

CAMPBELL SOUP COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions)

	July 28, 2019	July 29, 2018
Current assets	$1,539	$1,570
Current assets of discontinued operations	428	726
Plant assets, net	2,455	2,466
Intangible assets, net	7,432	7,528
Other assets	127	189
Noncurrent assets of discontinued operations	1,167	2,050
Total assets	$13,148	$14,529
Current liabilities	$2,916	$2,863
Current liabilities of discontinued operations	469	731
Long-term debt	7,103	7,991
Other liabilities	1,483	1,507
Noncurrent liabilities of discontinued operations	65	64
Total equity	1,112	1,373
Total liabilities and equity	$13,148	$14,529
Total debt*	$8,712	$9,894
Cash and cash equivalents*	$179	$226
*Includes assets and liabilities held for sale

On July 12, 2019, the company announced it had signed a definitive agreement for the sale of the Kelsen Group, and on August 2, 2019, the company announced it had signed a definitive agreement for the sale of Arnott's and certain of its international operations. The assets and liabilities of these businesses were reported as assets and liabilities held for sale as of July 28, 2019, and July 29, 2018. On June 16, 2019, the company sold its Bolthouse Farms business. In the third quarter of fiscal 2019, the company also sold its refrigerated soup plant and its Garden Fresh Gourmet business. The assets and liabilities of these businesses were reported as assets and liabilities of discontinued operations as of July 29, 2018.

CAMPBELL SOUP COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(millions)

	Twelve Months Ended
	July 28, 2019	July 29, 2018
Cash flows from operating activities:
Net earnings	$211	$261
Adjustments to reconcile net earnings to operating cash flow
Impairment charges	393	748
Restructuring charges	31	62
Stock-based compensation	58	61
Amortization of inventory fair value adjustment from acquisition	—	42
Pension and postretirement benefit expense (income)	103	(187)
Depreciation and amortization	446	394
Deferred income taxes	14	(133)
Losses on sales of discontinued operations businesses	32	—
Other, net	25	34
Changes in working capital, net of acquisitions and divestitures
Accounts receivable	(11)	56
Inventories	36	(84)
Prepaid assets	(1)	27
Accounts payable and accrued liabilities	125	78
Other	(64)	(54)
Net cash provided by operating activities	1,398	1,305
Cash flows from investing activities:
Purchases of plant assets	(384)	(407)
Purchases of route businesses	(29)	(9)
Sales of route businesses	31	10
Businesses acquired, net of cash acquired	(18)	(6,772)
Sales of discontinued operations businesses, net of cash divested	539	—
Other, net	14	(19)
Net cash provided by (used in) investing activities	153	(7,197)
Cash flows from financing activities:
Short-term borrowings	5,839	10,222
Short-term repayments	(6,296)	(9,944)
Long-term borrowings	—	6,224
Long-term repayments	(702)	(63)
Dividends paid	(423)	(426)
Treasury stock purchases	—	(86)
Payments related to tax withholding for stock-based compensation	(8)	(23)
Repurchase of noncontrolling interest	—	(47)
Payments of debt issuance costs	(1)	(50)
Net cash provided by (used in) financing activities	(1,591)	5,807
Effect of exchange rate changes on cash	(7)	(8)
Net change in cash and cash equivalents	(47)	(93)
Cash and cash equivalents — beginning of period	49	37
Cash balance of discontinued operations — beginning of period	177	282
Cash balance of discontinued operations — end of period	(148)	(177)
Cash and cash equivalents — end of period	$31	$49

Reconciliation of GAAP to Non-GAAP Financial Measures
Fiscal Year Ended July 28, 2019
Campbell Soup Company uses certain non-GAAP financial measures as defined by the Securities and Exchange Commission in certain communications. These non-GAAP financial measures are measures of performance not defined by accounting principles generally accepted in the United States and should be considered in addition to, not in lieu of, GAAP reported measures. Management believes that also presenting certain non-GAAP financial measures provides additional information to facilitate comparison of the company's historical operating results and trends in its underlying operating results, and provides transparency on how the company evaluates its business. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the company's performance. Beginning in the third quarter of fiscal 2019, the results of the Campbell Fresh segment are reported as discontinued operations. Beginning in the fourth quarter of fiscal 2019, the results of the Kelsen Group, Arnott's and certain international businesses (Campbell International), which represent the former international biscuits and snacks operating segment, are reported as discontinued operations. As this is the first quarter presenting Campbell International as discontinued operations, we have provided certain combined financial measures of continuing operations and Campbell International to facilitate comparison of the company’s historical operating results.
Organic Net Sales
Organic net sales are net sales excluding the impact of currency and acquisitions. Management believes that excluding these items, which are not part of the ongoing business, improves the comparability of year-to-year results. A reconciliation of net sales as reported to organic net sales and combined net sales follows.

Three Months Ended
	July 28, 2019			July 29, 2018	% Change
(millions)	Net Sales, as Reported	Impact of Currency	Organic Net Sales	Net Sales, as Reported	Net Sales, as Reported	Organic Net Sales
Meals & Beverages	$813	$1	$814	$809	—%	1%
Snacks	967	2	969	936	3%	4%
Total Net Sales	$1,780	$3	$1,783	$1,745	2%	2%
Campbell International	$244			$247
Combined Net Sales	$2,024			$1,992	2%

Year Ended
	July 28, 2019				July 29, 2018	% Change
(millions)	Net Sales, as Reported	Impact of Currency	Impact of Acquisitions	Organic Net Sales	Net Sales, as Reported	Net Sales, as Reported	Organic Net Sales
Meals & Beverages	$4,322	$18	$(100)	$4,240	$4,305	—%	(2)%
Snacks	3,784	3	(1,401)	2,386	2,307	64%	3%
Corporate	1	—	—	1	3	n/m	n/m
Total Net Sales	$8,107	$21	$(1,501)	$6,627	$6,615	23%	—%
Campbell International	1,046				1,120
Combined Net Sales	$9,153				$7,735	18%
n/m - not meaningful
Items Impacting Earnings
The company believes that financial information excluding certain items that are not considered to reflect the ongoing operating results, such as those listed below, improves the comparability of year-to-year results. Consequently, the company believes that investors may be able to better understand its results excluding these items.

The following items impacted earnings:

(1)
In fiscal 2015, the company implemented initiatives to reduce costs and to streamline its organizational structure. In fiscal 2017, the company expanded these cost savings initiatives by further optimizing its supply chain network, primarily in North America, continuing to evolve its operating model to drive efficiencies, and more fully integrating its recent acquisitions. In January 2018, as part of the expanded initiatives, the company authorized additional costs to improve the operational efficiency of its thermal supply chain network in North America by closing its manufacturing facility in Toronto, Ontario, and to optimize its information technology infrastructure by migrating certain applications to the latest cloud technology platform. In August 2018, the company announced that it will continue to streamline its organization, expand its zero-based budgeting efforts and optimize its manufacturing network. In fiscal 2019, the company began to include costs associated with the Snyder's-Lance cost transformation program and integration with these initiatives.

In the fourth quarter of fiscal 2019, the company recorded Restructuring charges of $9 million and implementation costs and other related costs of $27 million in Administrative expenses, $1 million in Marketing and selling expenses, and $1 million in Research and development expenses, and a reduction to Cost of products sold of $7 million (aggregate impact of $24 million after tax, or $.08 per share) in Loss from continuing operations related to these initiatives. In fiscal 2019, the company recorded Restructuring charges of $31 million and implementation costs and other related costs of $62 million in Administrative expenses, $18 million in Cost of products sold, $7 million in Marketing and selling expenses, and $3 million in Research and development expenses (aggregate impact of $92 million after tax, or $.30 per share) in Earnings from continuing operations related to these initiatives. The company also recorded a $1 million pre-tax and after-tax charge in Loss from discontinued operations associated with Campbell Fresh and a $1 million pre-tax and after-tax gain in Loss from discontinued operations associated with Campbell International related to these initiatives. In the fourth quarter of fiscal 2018, the company recorded Restructuring charges of $1 million and implementation costs and other related costs of $20 million in Administrative expenses, $25 million in Cost of products sold, and $1 million in Marketing and selling expenses (aggregate impact of $34 million after tax, or $.11 per share) in Earnings from continuing operations related to these initiatives. The company also recorded a $1 million pre-tax and after-tax gain in Loss from discontinued operations associated with Campbell International related to these initiatives. In fiscal 2018, the company recorded Restructuring charges of $42 million and implementation costs and other related costs of $87 million in Administrative expenses, $45 million in Cost of products sold, and $3 million in Marketing and selling expenses (aggregate impact of $132 million after tax, or $.44 per share) in Earnings from continuing operations related to these initiatives. The company also recorded charges of $2 million ($1 million after tax) and $6 million ($3 million after tax, or $.01 per share) associated with Campbell Fresh and Campbell International, respectively, related to these initiatives. The aggregate impact of charges in Loss from discontinued operations related to these initiatives was $8 million ($4 million after tax, or $.01 per share).

(2)
In the fourth quarter of fiscal 2019, as part of the company's annual review of intangible assets, the company recognized an impairment charge of $7 million on a trademark and $10 million on goodwill in Kelsen due to a lower long-term outlook for sales and the pending sale of the business. The aggregate impact was $17 million ($12 million after tax, or $.04 per share).

In the second quarter of fiscal 2019, interim impairment assessments were performed on the intangible and tangible assets within Campbell Fresh, which includes Garden Fresh Gourmet, Bolthouse Farms carrot and carrot ingredients, and Bolthouse Farms refrigerated beverages and salad dressings, as the company continued to pursue the divestiture of these businesses. The company revised its future outlook for earnings and cash flows for each of these businesses as the divestiture process progressed.
The company recorded non-cash impairment charges of $104 million on the tangible assets and $73 million on the intangible assets of Bolthouse Farms carrot and carrot ingredients; $96 million on the intangible assets and $9 million on the tangible assets of Bolthouse Farms refrigerated beverages and salad dressings; and $62 million on the intangible assets and $2 million on the tangible assets of Garden Fresh Gourmet. The aggregate impact of the impairment charges was $346 million, of which $115 million was recorded in Cost of products sold and $231 million in Other expenses / (income), ($264 million after tax, or $.88 per share). In the first quarter of fiscal 2019, the company recorded a non-cash impairment charge of $14 million in Cost of products sold ($11 million after tax, or $.04 per share) on its U.S. refrigerated soup plant assets.
In fiscal 2019, the total non-cash impairment charges recorded were $377 million, of which $129 million was recorded in Cost of products sold and $248 million in Other expenses / (income), ($287 million after tax, or $.95 per share).
In the third quarter of fiscal 2018, the company performed interim impairment assessments within Campbell Fresh on the deli reporting unit, which includes Garden Fresh Gourmet and the U.S. refrigerated soup business, and the Bolthouse Farms refrigerated beverages and salad dressings reporting unit. Within the deli unit, the company revised its long-term outlook due to the anticipated loss of refrigerated soup business with certain private label customers, as well as the performance of the business. In addition, the operating performance of the Bolthouse Farms refrigerated beverages and salad dressings reporting unit was below expectations. The company revised its long-term outlook for future earnings and cash flows for each of these reporting units. The company recorded a non-cash impairment charge of $11 million on the tangible assets and $94 million on the intangible assets ($80 million after tax, or $.27 per share) of the deli reporting unit, and a non-cash impairment charge of $514 million ($417 million after tax, or $1.39 per share) related to the intangible assets of the Bolthouse Farms refrigerated beverages and salad dressings reporting unit. The aggregate impact of the impairment charges was $619 million, of which $11 million was recorded in Cost of products sold and $608 million in Other expenses / (income), ($497 million after tax, or $1.65 per share).
In the second quarter of fiscal 2018, the company performed an interim impairment assessment on the intangible assets of the Bolthouse Farms carrot and carrot ingredients reporting unit as operating performance was below expectations. The company revised its outlook for future earnings and cash flows and recorded a non-cash impairment charge of $75 million in Other expenses / (income) ($74 million after tax, or $.25 per share).
In fiscal 2018, the total non-cash impairment charges recorded were $694 million, of which $11 million was recorded in Cost of products sold and $683 million in Other expenses / (income), ($571 million after tax, or $1.89 per share).
These impairment charges were all recorded in Loss from discontinued operations.
In the fourth quarter of fiscal 2019, the company performed an assessment on the assets within the European chips business and recorded a non-cash impairment charge of $16 million ($13 million after tax, or $.04 per share) on intangible assets in Earnings (loss) from continuing operations in Other expenses / (income).

In the fourth quarter of fiscal 2018, the company performed an impairment assessment on the Plum trademark. In fiscal 2018, sales and operating performance were well below expectations due in part to competitive pressure and reduced margins. In the fourth quarter of fiscal 2018, as part of a strategic review initiated by a new leadership team and based on recent performance, the company lowered its long-term outlook for future sales. The company recorded a non-cash impairment charge of $54 million ($41 million after tax, or $.14 per share) in Earnings from continuing operations in Other expenses / (income).

(3)
In the fourth quarter of fiscal 2019, the company incurred pre-tax expenses of $1 million (a gain of $1 million after tax) associated with the sale process of the businesses in Campbell Fresh, including a loss on the sale of Bolthouse Farms. The company also incurred costs of $5 million pre-tax and after tax ($.02 per share) associated with the planned divestiture of Campbell International. The aggregate impact was $4 million after tax, or $.01 per share, in Loss from discontinued operations. In fiscal 2019, the company incurred pre-tax expenses of $32 million associated with the sale process of the businesses in Campbell Fresh, including losses on the sale of the U.S. refrigerated soup business, Garden Fresh Gourmet and Bolthouse Farms. In addition, the company recorded tax expense of $29 million as deferred tax assets on Bolthouse Farms were not realizable (aggregate impact of $51 million after tax, or $.17 per share). The company also incurred costs of $12 million ($10 million after tax, or $.03 per share) associated with the planned divestiture of Campbell International. The aggregate impact was $61 million after tax, or $.20 per share, in Loss from discontinued operations.

(4)
In the third quarter of fiscal 2019, the company recognized a pre-tax pension settlement charge in Other expenses / (income) of $28 million ($22 million after tax, or $.07 per share) in Earnings from continuing operations associated with a U.S. pension plan. The settlement resulted from the level of lump sum distributions from the plan's assets in 2019.

(5)
In fiscal 2018 and 2019, the company reflected the impact of taxes on the enactment of the Tax Cuts and Jobs Act that was signed into law in December 2017. In fiscal 2019, the company recorded a tax charge of $2 million ($.01 per share) related to a transition tax on unremitted foreign earnings. In the fourth quarter of fiscal 2018, the company recorded a tax benefit of $6 million ($.02 per share) related to the transition tax on unremitted foreign earnings. In fiscal 2018, the company recorded a tax benefit of $179 million due to the remeasurement of deferred tax assets and liabilities, and a tax charge of $53 million related to the transition tax on unremitted foreign earnings. The net impact was a tax benefit of $126 million ($.42 per share). These charges and benefits were all recorded in Earnings from continuing operations.

(6)
In the fourth quarter of fiscal 2019, the company incurred losses of $122 million in Other expenses / (income) ($93 million after tax, or $.31 per share) in Earnings (loss) from continuing operations associated with mark-to-market adjustments for defined benefit pension and postretirement plans. The company also incurred losses of $12 million ($9 million after tax, or $.03 per share) in Loss from discontinued operations related to Campbell International. In the fourth quarter of fiscal 2018, the company incurred gains of $117 million in Other expenses / (income) ($90 million after tax, or $.30 per share) in Earnings from continuing operations associated with mark-to-market adjustments for defined benefit pension and postretirement plans. The company also incurred mark-to-market and curtailment gains of $5 million ($3 million after tax, or $.01 per share) in Loss from discontinued operations related to Campbell International. In fiscal 2018, the company incurred gains of $131 million in Other expenses / (income) ($100 million after tax, or $.33 per share) in Earnings from continuing operations associated with mark-to-market adjustments for defined benefit pension and postretirement plans. The company also incurred mark-to-market and curtailment gains of $5 million ($3 million after tax, or $.01 per share) in Loss from discontinued operations related to Campbell International.

(7)
In the second quarter of fiscal 2018, the company announced its intent to acquire Snyder's-Lance, Inc. and on March 26, 2018, the acquisition closed. In the fourth quarter of fiscal 2018, the company incurred $5 million in Cost of products sold associated with an acquisition date fair value adjustment for inventory. The company also incurred integration costs in association with its cost savings initiatives, of which $3 million was recorded in Restructuring charges and $6 million in Administrative expenses. The aggregate impact was $14 million, $8 million after tax, or $.03 per share. In fiscal 2018, the company incurred transaction costs of $53 million recorded in Other expenses / (income), $42 million in Cost of products sold and a gain in Interest expense of $18 million on treasury rate lock contracts used to hedge the planned financing of the acquisition. The company also incurred integration costs in association with its cost savings initiatives, of which $13 million was recorded in Restructuring charges and $12 million in Administrative expenses. The aggregate impact was $102 million, $73 million after tax, or $.24 per share. These costs were all recorded in Earnings from continuing operations.

(8)
In the third quarter of fiscal 2018, the company recorded a loss of $22 million in Other expenses / (income) ($15 million after tax, or $.05 per share) in Earnings from continuing operations from a settlement of a legal claim.

The following tables reconcile financial information, presented in accordance with GAAP, to financial information excluding certain items:

	Three Months Ended
	July 28, 2019			July 29, 2018
(millions, except per share amounts)	As reported	Adjustments(a)	Adjusted	As reported	Adjustments(a)	Adjusted	Adjusted Percent Change
Gross margin	$606	$(7)	$599	$548	$30	$578	4%
Gross margin percentage	34.0%		33.7%	31.4%		33.1%
Marketing and selling expenses	195	(1)	194	178	(1)	177
Administrative expenses	166	(27)	139	159	(26)	133
Research and development expenses	25	(1)	24	21	—	21
Other expenses / (income)	128	(138)	(10)	(66)	63	(3)
Restructuring charges	9	(9)	—	4	(4)	—
Earnings before interest and taxes	$83	$169	$252	$252	$(2)	$250	1%
Interest, net	84	—	84	89	—	89
Earnings before taxes	$(1)	$169	$168	$163	$(2)	$161
Taxes	4	39	43	37	11	48
Effective income tax rate	(400.0)%		25.6%	22.7%		29.8%
Earnings (loss) from continuing operations	$(5)	$130	$125	$126	$(13)	$113	11%
Earnings (loss) from discontinued operations	(3)	25	22	(32)	(4)	(36)	n/m
Net earnings (loss) attributable to Campbell Soup Company	$(8)	$155	$147	$94	$(17)	$77	91%
Diluted earnings (loss) per share - continuing operations attributable to Campbell Soup Company*	$(.02)	$.43	$.42	$.42	$(.04)	$.37	14%
Diluted earnings (loss) per share - discontinued operations	(.01)	.08	.07	(.11)	(.01)	(.12)	n/m
Diluted net earnings (loss) per share attributable to Campbell Soup Company*	$(.03)	$.51	$.49	$.31	$(.06)	$.25	96%
(a)See following tables for additional information.
*The sum of individual per share amounts may not add due to rounding.
n/m - not meaningful

	Three Months Ended
	July 28, 2019
(millions, except per share amounts)	Restructuring charges, implementation costs and other related costs (1)	Impairment charges (2)	Costs associated with divestitures (3)	Mark-to-market (6)	Adjustments
Gross margin	$(7)	$—	$—	$—	$(7)
Marketing and selling expenses	(1)	—	—	—	(1)
Administrative expenses	(27)	—	—	—	(27)
Research and development expenses	(1)	—	—	—	(1)
Other expenses / (income)	—	(16)	—	(122)	(138)
Restructuring charges	(9)	—	—	—	(9)
Earnings before interest and taxes	$31	$16	$—	$122	$169
Interest, net	—	—	—	—	—
Earnings before taxes	$31	$16	$—	$122	$169
Taxes	7	3	—	29	39
Earnings from continuing operations	$24	$13	$—	$93	$130
Earnings from discontinued operations	—	12	4	9	25
Net earnings attributable to Campbell Soup Company	$24	$25	$4	$102	$155
Diluted earnings per share - continuing operations attributable to Campbell Soup Company	$.08	$.04	$—	$.31	$.43
Diluted earnings per share - discontinued operations	—	.04	.01	.03	.08
Diluted net earnings per share attributable to Campbell Soup Company	$.08	$.08	$.01	$.34	$.51

	Three Months Ended
	July 29, 2018
(millions, except per share amounts)	Restructuring charges, implementation costs and other related costs (1)	Impairment charges (2)	Tax reform (5)	Mark-to-market (6)	Transaction and integration costs (7)	Adjustments
Gross margin	$25	$—	$—	$—	$5	$30
Marketing and selling expenses	(1)	—	—	—	—	(1)
Administrative expenses	(20)	—	—	—	(6)	(26)
Other expenses / (income)	—	(54)	—	117	—	63
Restructuring charges	(1)	—	—	—	(3)	(4)
Earnings before interest and taxes	$47	$54	$—	$(117)	$14	$(2)
Interest, net	—	—	—	—	—	—
Earnings before taxes	$47	$54	$—	$(117)	$14	$(2)
Taxes	13	13	6	(27)	6	11
Earnings from continuing operations	$34	$41	$(6)	$(90)	$8	$(13)
Earnings from discontinued operations	(1)	—	—	(3)	—	(4)
Net earnings attributable to Campbell Soup Company	$33	$41	$(6)	$(93)	$8	$(17)
Diluted earnings per share - continuing operations attributable to Campbell Soup Company	$.11	$.14	$(.02)	$(.30)	$.03	$(.04)
Diluted earnings per share - discontinued operations	—	—	—	(.01)	—	(.01)
Diluted net earnings per share attributable to Campbell Soup Company*	$.11	$.14	$(.02)	$(.31)	$.03	$(.06)
*The sum of individual per share amounts may not add due to rounding.

	Twelve Months Ended
	July 28, 2019			July 29, 2018
(millions, except per share amounts)	As reported	Adjustments(a)	Adjusted	As reported	Adjustments(a)	Adjusted	Adjusted Percent Change
Gross margin	$2,693	$18	$2,711	$2,374	$87	$2,461	10%
Gross margin percentage	33.2%		33.4%	35.9%		37.2%
Marketing and selling expenses	842	(7)	835	728	(3)	725
Administrative expenses	610	(62)	548	563	(99)	464
Research and development expenses	91	(3)	88	91	—	91
Other expenses / (income)	140	(166)	(26)	(73)	2	(71)
Restructuring charges	31	(31)	—	55	(55)	—
Earnings before interest and taxes	$979	$287	$1,266	$1,010	$242	$1,252	1%
Interest, net	354	—	354	180	18	198
Earnings before taxes	$625	$287	$912	$830	$224	$1,054
Taxes	151	65	216	106	189	295
Effective income tax rate	24.2%		23.7%	12.8%		28.0%
Earnings from continuing operations	$474	$222	$696	$724	$35	$759	(8)%
Earnings (loss) from discontinued operations	(263)	357	94	(463)	572	109	(14)%
Net earnings attributable to Campbell Soup Company	$211	$579	$790	$261	$607	$868	(9)%
Diluted earnings per share - continuing operations attributable to Campbell Soup Company*	$1.57	$.74	$2.30	$2.40	$.12	$2.51	(8)%
Diluted earnings (loss) per share - discontinued operations	(.87)	1.18	.31	(1.53)	1.89	.36	(14)%
Diluted net earnings per share attributable to Campbell Soup Company*	$.70	$1.92	$2.62	$.86	$2.01	$2.87	(9)%
(a)See following tables for additional information.
*The sum of individual per share amounts may not add due to rounding.
n/m - not meaningful

	Twelve Months Ended
	July 28, 2019
(millions, except per share amounts)	Restructuring charges, implementation costs and other related costs (1)	Impairment charges (2)	Costs associated with divestitures (3)	Pension settlement (4)	Tax reform (5)	Mark-to-market (6)	Adjustments
Gross margin	$18	$—	$—	$—	$—	$—	$18
Marketing and selling expenses	(7)	—	—	—	—	—	(7)
Administrative expenses	(62)	—	—	—	—	—	(62)
Research and development expenses	(3)	—	—	—	—	—	(3)
Other expenses / (income)	—	(16)	—	(28)	—	(122)	(166)
Restructuring charges	(31)	—	—	—	—	—	(31)
Earnings before interest and taxes	$121	$16	$—	$28	$—	$122	$287
Interest, net	—	—	—	—	—	—	—
Earnings before taxes	$121	$16	$—	$28	$—	$122	$287
Taxes	29	3	—	6	(2)	29	65
Earnings from continuing operations	$92	$13	$—	$22	$2	$93	$222
Earnings from discontinued operations	—	287	61	—	—	9	357
Net earnings attributable to Campbell Soup Company	$92	$300	$61	$22	$2	$102	$579
Diluted earnings per share - continuing operations attributable to Campbell Soup Company*	$.30	$.04	$—	$.07	$.01	$.31	$.74
Diluted earnings per share - discontinued operations	—	.95	.20	—	—	.03	1.18
Diluted net earnings per share attributable to Campbell Soup Company	$.30	$.99	$.20	$.07	$.01	$.34	$1.92
*The sum of individual per share amounts may not add due to rounding.

	Twelve Months Ended
	July 29, 2018
(millions, except per share amounts)	Restructuring charges, implementation costs and other related costs (1)	Impairment charges (2)	Tax reform (5)	Mark-to-market (6)	Transaction and integration costs (7)	Claim settlement (8)	Adjustments
Gross margin	$45	$—	$—	$—	$42	$—	$87
Marketing and selling expenses	(3)	—	—	—	—	—	(3)
Administrative expenses	(87)	—	—	—	(12)	—	(99)
Other expenses / (income)	—	(54)	—	131	(53)	(22)	2
Restructuring charges	(42)	—	—	—	(13)	—	(55)
Earnings before interest and taxes	$177	$54	$—	$(131)	$120	$22	$242
Interest, net	—	—	—	—	18	—	18
Earnings before taxes	$177	$54	$—	$(131)	$102	$22	$224
Taxes	45	13	126	(31)	29	7	189
Earnings from continuing operations	$132	$41	$(126)	$(100)	$73	$15	$35
Earnings from discontinued operations	4	571	—	(3)	—	—	572
Net earnings attributable to Campbell Soup Company	$136	$612	$(126)	$(103)	$73	$15	$607
Diluted earnings per share - continuing operations attributable to Campbell Soup Company	$.44	$.14	$(.42)	$(.33)	$.24	$.05	$.12
Diluted earnings per share - discontinued operations	.01	1.89	—	(.01)	—	—	1.89
Diluted net earnings per share attributable to Campbell Soup Company	$.45	$2.03	$(.42)	$(.34)	$.24	$.05	$2.01

Adjusted Earnings Before Interest and Taxes on a Combined Basis (Continuing Operations and Campbell International)

	Three Months Ended
	July 28, 2019
(millions)	As reported	Impairment charges (2)	Costs associated with divestitures (3)	Mark-to-market (6)	Adjusted
Earnings (loss) from Campbell International	$(2)	$12	$5	$9	$24
Add: Taxes on earnings from Campbell International	2	5	—	3	10
Add: Interest, net	2	—	—	—	2
Earnings before interest and taxes - Campbell International	$2	$17	$5	$12	$36
Earnings before interest and taxes - continuing operations	$83				$252
Combined Earnings before interest and taxes	$85				$288

	Three Months Ended
	July 29, 2018
(millions)	As reported	Restructuring charges, implementation costs and other related costs (1)	Mark-to-market (6)	Adjusted
Earnings from Campbell International	$24	$(1)	$(3)	$20
Add (Deduct): Taxes on earnings from Campbell International	10	—	(2)	8
Add: Interest, net	4	—	—	4
Earnings (loss) before interest and taxes - Campbell International	$38	$(1)	$(5)	$32
Earnings before interest and taxes - continuing operations	252			250
Combined Earnings before interest and taxes	$290			$282

Adjusted Combined EBIT percentage change 2019/2018				2%

	Twelve Months Ended
	July 28, 2019
(millions)	As reported	Restructuring charges, implementation costs and other related costs (1)	Impairment charges (2)	Costs associated with divestitures (3)	Mark-to-market (6)	Adjusted
Earnings from Campbell International	$69	$(1)	$12	$10	$9	$99
Add: Taxes on earnings from Campbell International	39	—	5	2	3	49
Add: Interest, net	8	—	—	—	—	8
Earnings (loss) before interest and taxes - Campbell International	$116	$(1)	$17	$12	$12	$156
Earnings before interest and taxes - continuing operations	$979					$1,266
Combined Earnings before interest and taxes	$1,095					$1,422

	Twelve Months Ended
	July 29, 2018
(millions)	As reported	Restructuring charges, implementation costs and other related costs (1)	Mark-to-market (6)	Adjusted
Earnings from Campbell International	$116	$3	$(3)	$116
Add (Deduct): Taxes on earnings from Campbell International	47	3	(2)	48
Add: Interest, net	17	—	—	17
Earnings (loss) before interest and taxes - Campbell International	$180	$6	$(5)	$181
Earnings before interest and taxes - continuing operations	1,010			1,252
Combined Earnings before interest and taxes	$1,190			$1,433

Adjusted Combined EBIT percentage change 2019/2018				(1)%

Adjusted Combined Diluted EPS from Continuing Operations and Campbell International

	Three Months Ended			Twelve Months Ended
(millions)	July 28, 2019	July 29, 2018	Adjusted % Change	July 28, 2019	July 29, 2018	Adjusted % Change
Adjusted Diluted earnings per share - continuing operations	$.42	$.37		$2.30	$2.51
Diluted earnings per share - Campbell International	$(.01)	$.08		$.23	$.38
Add: Restructuring charges, implementation costs and other related costs (1)	—	—		—	.01
Add: Impairment charges (2)	.04	—		.04	—
Add: Costs associated with divestitures (3)	.02	—		.03	—
Add (Deduct): Mark-to-market (6)	.03	(.01)		.03	(.01)
Adjusted Diluted earnings per share - Campbell International	$.08	$.07		$.33	$.38
Adjusted Combined diluted earnings per share*	$.50	$.44	14%	$2.63	$2.90	(9)%
*The sum of individual per share amounts may not add due to rounding.